Amendment No. 1 to Fund Participation Agreement

between

Pacific Life & Annuity Company

Pacific Select Distributors

Lazard Asset Management Securities LLC

and

Lazard Retirement Series, Inc.

Pacific Life & Annuity Company, Pacific Select Distributors, Lazard Asset Management Securities LLC and Lazard Retirement Series, Inc., have previously entered into a Fund Participation Agreement dated April 5, 2007 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule 1 of the Agreement is deleted and replaced in its entirety with the Schedule 1 attached hereto.

2.	The changes set forth herein shall be effective as of May 1, 2014.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of March 1, 2014.

PACIFIC LIFE & ANNUITY COMPANY

for itself and on behalf of the Separate Accounts

By: /s/ Jose T. Miscolta

Name: Jose T. Miscolta

Title: Assistance Vice President

Attest: /s/ Brandon J. Cage

Name: Brandon J. Cage, Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By: /s/ Adrian S. Griggs

Name: Adrian S. Griggs

Title: Chief Executive Officer

Attest: /s/ Brandon J. Cage

Name: Brandon J. Cage, Assistant Secretary

LAZARD RETIREMENT SERIES, INC.

By: /s/ Charles L Carroll

Name: Charles L Carroll, Deputy Chairman

Attest:

LAZARD ASSET MANAGEMENT SECURITIES LLC

By: /s/ Charles L Carroll

Name: Charles L Carroll, Deputy Chairman

Attest:

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SCHEDULE 1

Portfolios and Share Classes

All Insurance Company Separate Accounts using any of the Fund’s Portfolios.

Contracts

All Contracts funded by the Separate Accounts that utilize any of the Fund’s Portfolios.

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